Exhibit 99.9

DEER VALLEY CORPORATION ANNOUNCES RESIGNATION OF TWO DIRECTORS

Tampa, Florida	July 23, 2010

Deer Valley Corporation, (“Deer Valley” or the “Company”) (OTCBB: DVLY), today announced the resignations of Messrs Hans Beyer and Dale Phillips from the Company’s Board of Directors. Deer Valley’s CEO, Charles G. Masters, expressed his appreciation and that of the other Board member for the contribution these men have made to the Company’s success since they joined the Board in August of 2006. Mr. Masters commented, “The Company will miss the breadth of business expertise which these men brought to our Board. As we move forward to fill these vacant positions, we will be seeking to replace this expertise and to enhance the independence of the Board to bring the Board composition more in line with established NASDAQ and AMEX listing requirements.”

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley’s results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as “forecast”, “seeking”, “pursuing”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. Such forward-looking statements speak only as of the date of this release, and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

About Deer Valley

Deer Valley is a growth-oriented manufactured home builder with headquarters in Tampa, Florida and operations in Guin, Alabama. The Company is dedicated to offering high quality homes that are delivered with a sense of warmth, friendliness, and personal pride. The Company also owns one idle plant in Sulligent, Alabama.

The corporate offices of Deer Valley Corporation are located at 3111 W. Dr. MLK Blvd., Tampa, Florida 33607

Additional information can be found at: http://www.deervalleycorp.com.

Contact Information:

Deer Valley Corporation, Tampa, Florida

Charles G. Masters (813) 418-5250

cmasters@tampabay.rr.com